UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2004

MERCURY COMPUTER SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 256-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On April 29, 2004, Mercury Computer Systems, Inc. (the “Company”) completed a private offering of $125 million aggregate principal amount of 2% Convertible Senior Notes due May 1, 2024. The notes were offered only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

In connection with the completion of the offering, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.”

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Indenture, dated April 29, 2004, between Mercury Computer Systems, Inc., as Issuer, and U.S. Bank National Association, as Trustee

4.2	Form of 2% Convertible Senior Note due 2024 (included as part of Exhibit 4.1)

4.3	Registration Rights Agreement, dated April 29, 2004, between Mercury Computer Systems, Inc. and the Initial Purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCURY COMPUTER SYSTEMS, INC.

Dated: May 11, 2004	By:	/S/ JOSEPH M. HARTNETT
Joseph M. Hartnett
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated April 29, 2004, between Mercury Computer Systems, Inc., as Issuer, and U.S. Bank National Association, as Trustee

4.2	Form of 2% Convertible Senior Note due 2024 (included as part of Exhibit 4.1)

4.3	Registration Rights Agreement, dated April 29, 2004, between Mercury Computer Systems, Inc. and the Initial Purchasers named therein